SUB-ITEM 77Q1(e)

ADVANTAGE FUNDS, INC.

(the "Registrant")

The Sub-Investment Advisory Agreement between The Dreyfus Corporation and BNY Mellon Asset Management North America Corporation, dated April 24, 2006, amended as of January 31, 2018 (relating to Dreyfus Structured Midcap Fund and Dynamic Total Return Fund), is incorporated by reference to Exhibit (d)(3) of Post-Effective Amendment No. 148 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 28, 2018.